Exhibit 26 (g) ii. a. 5.

AMENDMENT          to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: March 1, 2008

Coverage: SL10/SL11/SL11B/SL15/SL16/SL17 (COLI/BOLI non-experience rated business only)

Reinsurer Treaty ID:

For new policies issued on or after November 21, 2011, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to replace Schedule F – Underwriting Guidelines of the above-referenced Agreement in its entirety with the attached Schedule F – Underwriting Guidelines which reflects underwriting changes.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-6-12
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-6-12
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-6-12
Peter G. Ferris
Second Vice President & Actuary

[page break]

COLI BOLI UW Guidelines Eff 11/21/11

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	2/1/12
Print name:	Emily Roman
Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	2/2/12
Print name:	Melinda A Webb
Title:	Second VP, Treaty

[page break]

SCHEDULE F: UNDERWRITING GUIDELINES

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AMENDMENT          to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: March 1, 2008

Coverage: SL10/SL11/SL11B/SL15/SL16/SL17 (COLI/BOLI non-experience rated business only)

Reinsurer Treaty ID:

This Amendment hereby terminates the reinsurance of new business on new lives on and after May 28, 2012, the (“Amendment Effective Date”), under the above-referenced Agreement. All other changes allowed under the Agreement, including but not limited to any increases if they are normally applied to the existing contract/pool, shall continue to be available hereunder. All business inforce at the effective date of this Amendment shall remain reinsured hereunder until the termination, expiry, or          of the underlying policy on which the reinsurance is based.

All other terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Agreement in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	1-17-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	1-17-12
Peter G. Ferris
Vice President & Actuary

[page break]	COLI BOLI Termination Eff 5/28/12

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	1-17-12
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	1/10/12
Print name:	Emily Roman
Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	1/10/12
Print name:	Melinda Webb
Title:	Second VP, Treaty